As filed with the Securities and Exchange Commission on February 28, 2025.
File No. 001-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
Amrize Ltd
(Exact name of Registrant as specified in its charter)

Switzerland	98-1807904
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

Grafenauweg 8 6300 Zug, Switzerland	6300
(Address of Principal Executive Offices)	(Zip Code)
+41 (0) 58 858 58 58 (Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Name of exchange on which
to be so registered	each class is to be registered
Ordinary Shares	New York Stock Exchange SIX Swiss Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

AMRIZE LTD
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1. Business.
The information required by this item is contained under the sections of the information statement entitled “Summary,” “Summary of the Separation and Distribution,” “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Material U.S. Federal Income Tax Consequences of the Distribution,” “Material U.S. Federal Income Tax Consequences of the Ownership of Company Shares,” “Material Swiss Tax Consequences of the Spin-Off,” “Material Swiss Tax Consequences of the Ownership of Company Shares,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A. Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Those sections are incorporated herein by reference.
Item 2. Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Summary Historical and Unaudited Pro Forma Combined Financial Information,” “Capitalization,” “Unaudited Pro Forma Combined Financial Information,” “Notes to Unaudited Pro Forma Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Financial Statements” and the financial statements and related notes referenced therein. Those sections and such financial statements and related notes are incorporated herein by reference.
Item 3. Properties.
The information required by this item is contained under the section of the information statement entitled “Business—Properties & Facilities.” That section is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5. Directors and Executive Officers.
The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.
Item 6. Executive Compensation.
The information required by this item is contained under the sections of the information statement entitled “Management,” “Compensation Discussion and Analysis” and “Executive and Director Compensation.” Those sections are incorporated herein by reference.
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Item 7. Certain Relationships and Related Transactions and Director Independence.
The information required by this item is contained under the sections of the information statement entitled “Risk Factors—Risks Relating to the Spin-Off,” “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.
Item 8. Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Share Capital and New Articles.” Those sections are incorporated herein by reference.
Item 10. Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “Description of Certain Indebtedness” and “Description of Share Capital and New Articles—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.
Item 11. Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “Summary of the Separation and Distribution,” “Questions and Answers About the Separation and Distribution,” “The Separation and Distribution,” “Dividend Policy” and “Description of Share Capital and New Articles.” Those sections are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Share Capital and New Articles—Indemnification of Directors and Officers.” That section is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data.
The information required by this item is contained under the sections of the information statement entitled “Summary Historical and Unaudited Pro Forma Combined Financial Information,” “Unaudited Pro Forma Combined Financial Information,” “Notes to Unaudited Pro Forma Combined Financial Information” and “Index to Combined Financial Statements” and the financial statements and related notes referenced therein. Those sections and such financial statements and related notes are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15. Financial Statements and Exhibits.
(a)	Financial Statements
The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” and the financial statements and related notes referenced therein. That section and such financial statements and related notes are incorporated herein by reference.
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(b)	Exhibits
The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1#**	Form of Separation and Distribution Agreement
3.1**	Form of Articles of Association of the Registrant
3.2**	Form of Organizational Regulations of the Registrant
10.1#**	Form of Transition Services Agreement
10.2#**	Form of Tax Matters Agreement
10.3**	Form of Employee Matters Agreement
10.4#**	Form of Intellectual Property Cross-License Agreement
10.5#**	Form of Trademark License Agreement
10.6**	Form of Indemnification Agreement
10.7**	Form of Omnibus Incentive Plan
10.8**	Form of Employee Stock Purchase Plan
10.9**	Employment Offer Letter, dated March 1, 2021, by and between Jamie Gentoso and Holcim (US) Inc.
10.10**	Employment Offer Letter, dated July 26, 2023, by and between Nollaig Forrest and Holcim Group Services Ltd
10.11**	Employment Agreement, dated January 6, 2025, effective September 3, 2024, by and between Jaime Hill and Holcim (US) Inc.
10.12**	Employment Agreement, dated January 18, 2025, effective January 1, 2025, by and between Ian Johnston and Holcim (US) Inc.
21.1**	List of Subsidiaries
99.1**	Information Statement of the Registrant, preliminary and subject to completion, dated February 28, 2025
99.2*	Form of Notice of Internet Availability of Information Statement Materials

*	To be filed by amendment.
**	Filed herewith.
†	Previously filed.
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Certain schedules and/or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the U.S. Securities and Exchange Commission upon its request.

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SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Amrize Ltd

By:	/s/ Samuel J. Poletti
Name: Samuel J. Poletti
Title: Authorized Person

Date: February 28, 2025
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